JPMorgan Funds - J.P. Morgan Fleming Mutual Fund Group, Inc.
Rule 10f-3 Transactions
For the period from January 1, 2015 to June 30, 2015

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Mid Cap Value Fund
Trade Date 1/15/15
Issuer Southwestern Energy Company (SWN) Secondary
Cusip 84546710
Shares 319,200
Offering Price $23.00
Spread $0.69
Cost $7,341,600
Dealer Executing Trade BofA Merrill Lynch
% of Offering  purchased by firm 6.00%
Syndicate Members BofA Merrill Lynch / Citigroup / J.P. Morgan / Wells Fargo Securities / BMO Capital Markets / BNP Paribas /
MUFG / Mizuho Securities / RBS / SMBC Nikko / BBVA / Credit Agricole CIB / RBC Capital Markets / CIBC / Societe Generale / BB&T Capital Markets /
Comerica Securities / Fifth Third Securities / Heikkinen Energy Advisors / HSBC / KeyBanc Capital Markets / Macquarie Capital / Piper Jaffray /
PNC Capital Markets LLC / Baird / Scotiabank / Howard Weil / Tudor, Pickering, Holt &  Co.